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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 15, 1998
                         Date of Report
               (Date of Earliest Event Reported)

                 A. X. R. DEVELOPMENT CORPORATION, INC.
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         2-99110-NY             11-2751537
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                   9005 Cobble Canyon Lane
                      Sandy, Utah 84093
            (Address of Principal Executive Offices)

                        (801)942-0555
                 Registrant's Telephone Number


Item 1.   Changes in Control of Registrant.

          See Item 7, Exhibits.

Item 2.   Acquisition or Disposition of Assets.

          See Item 7, Exhibits.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

         On December 11, 1998, the Company filed a Certificate of Amendment to the Articles of Incorporation changing the name of the Company to "Advanced Coating Technologies, Inc." and effecting a reverse split of the outstanding common stock on a basis of 23 for 1, while retaining the authorized shares at 100,000,000 and the par value at $0.001, with appropriate adjustments being made in the additional paid in capital and stated capital accounts.

          No assurance can be given that the Plan will be completed as contemplated; and the recent change of name and application to the OTC Bulletin Board for a symbol of "ACTV," "ACTP" or "ACTR" (in order of preference), should in no way be considered to be any assurance that this Plan will be completed as contemplated.

Item 6.   Resignations of Registrant's Directors.

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          2 Letter of Intent dated December 15, 1998, regarding proposed reorganization

          3 Certificate of Amendment to the Articles of Incorporation of A.X.R. Development Corporation, Inc. changing the name and effecting a reverse split of the outstanding shares

         99                   Press Release regarding same dated December
                              15, 1998

Item 8.   Change in Fiscal Year.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              A. X. R. DEVELOPMENT CORPORATION, INC.

Date: 12/16/98                By:/s/David C. Merrell
                              --------------------------------------
                              David C. Merrell
                              President and Director


Date: 12/16/98                By:/s/Corie Merrell
                              --------------------------------------
                              Corie Merrell
                              Secretary/Treasurer and Director